Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)       ☐

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation	(I.R.S. employer
if not a U.S. national bank)	identification no.)

700 South Flower Street
Suite 500
Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

Aviv Healthcare Properties Limited Partnership
(Exact name of obligor as specified in its charter)

Delaware	35-2249166
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
Aviv Healthcare Capital Corporation
(Exact name of obligor as specified in its charter)

Delaware	27-4536064
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

TABLE OF CO-REGISTRANTS

State or other
	jurisdiction	IRS Employer
Exact name of registrant as	of incorporation or	Identification
specified in its charter	organization	Number
Alamogordo Aviv, L.L.C.	New Mexico	27-0123540
Arkansas Aviv, L.L.C.	Delaware	30-0509615
Arma Yates, L.L.C.	Delaware	27-3971035
Aviv Asset Management, L.L.C.	Delaware	30-0305067
Aviv Financing I, L.L.C.	Delaware	11-3747125
Aviv Financing II, L.L.C.	Delaware	36-4597042
Aviv Financing III, L.L.C.	Delaware	36-4641210
Aviv Financing IV, L.L.C.	Delaware	27-0836481
Aviv Financing V, L.L.C.	Delaware	27-0836548
Aviv Foothills, L.L.C.	Delaware	36-4572035
Aviv Healthcare Properties Operating Partnership I, L.P.	Delaware	11-3747120
Aviv Liberty, L.L.C.	Delaware	36-4572034
Aviv OP Limited Partner, L.L.C.	Delaware	27-3474432
Aviv REIT, Inc.	Maryland	27-3200673
Avon Ohio, L.L.C.	Delaware	36-4601433
Belleville Illinois, L.L.C.	Delaware	32-0188341
Bellingham II Associates, L.L.C.	Delaware	11-3747130
Benton Harbor, L.L.C.	Illinois	36-4204807
BHG Aviv, L.L.C.	Delaware	36-4601432
Bonham Texas, L.L.C.	Delaware	30-0358809

State or other
	jurisdiction	IRS Employer
Exact name of registrant as	of incorporation or	Identification
specified in its charter	organization	Number
Burton NH Property, L.L.C.	Delaware	11-3714506
California Aviv, L.L.C.	Delaware	38-3786697
California Aviv Two, L.L.C.	Delaware	26-4117080
Camas Associates, L.L.C.	Delaware	36-4340182
Casa/Sierra California Associates, L.L.C.	Delaware	36-4572017
Chatham Aviv, L.L.C.	Delaware	27-0354315
Chenal Arkansas, L.L.C.	Delaware	04-3835270
Chippewa Valley, L.L.C.	Illinois	36-4065826
Clarkston Care, L.L.C.	Delaware	76-0802028
Clayton Associates, L.L.C.	New Mexico	36-4572014
Colonial Madison Associates, L.L.C.	Delaware	38-3741678
Columbia View Associates, L.L.C.	Delaware	36-4204809
Columbus Texas Aviv, L.L.C.	Delaware	38-3735473
Columbus Western Avenue, L.L.C.	Delaware	71-0960205
Commerce Nursing Homes, L.L.C.	Illinois	36-4122632
CR Aviv, L.L.C.	Delaware	20-5354773
Denison Texas, L.L.C.	Delaware	32-0173170
Effingham Associates, L.L.C.	Illinois	36-4150491
Elite Mattoon, L.L.C.	Delaware	36-4454111
Elite Yorkville, L.L.C.	Delaware	36-4454114
Falfurrias Texas, L.L.C.	Delaware	61-1501714
Florence Heights Associates, L.L.C.	Delaware	11-3747131
Fountain Associates, L.L.C.	Delaware	36-4572016
Four Fountains Aviv, L.L.C.	Delaware	36-4601434
Freewater Oregon, L.L.C.	Delaware	36-2280966

State or other
	jurisdiction	IRS Employer
Exact name of registrant as	of incorporation or	Identification
specified in its charter	organization	Number
Fullerton California, L.L.C.	Delaware	36-4480527
Giltex Care, L.L.C.	Delaware	36-4572036
Great Bend Property, L.L.C.	Delaware	27-3971138
Heritage Monterey Associates, L.L.C.	Illinois	36-4056688
HHM Aviv, L.L.C.	Delaware	32-0205746
Hidden Acres Property, L.L.C.	Delaware	27-2457250
Highland Leasehold, L.L.C.	Delaware	20-2873499
Hobbs Associates, L.L.C.	Illinois	36-4177337
Hot Springs Aviv, L.L.C.	Delaware	30-0470700
Houston Texas Aviv, L.L.C.	Delaware	36-4587739
Hutchinson Kansas, L.L.C.	Delaware	51-0559326
Idaho Associates, L.L.C.	Illinois	36-4114446
Karan Associates, L.L.C.	Delaware	11-3747208
Karan Associates Two, L.L.C.	Delaware	61-1514965
KB Northwest Associates, L.L.C.	Delaware	36-4572025
Kingsville Texas, L.L.C.	Delaware	37-1522939
Manor Associates, L.L.C.	Delaware	36-4572020
Mansfield Aviv, L.L.C.	Delaware	32-0183852
Massachusetts Nursing Homes, L.L.C.	Delaware	20-2873416
Minnesota Associates, L.L.C.	Delaware	36-4469552
Missouri Associates, L.L.C.	Delaware	36-4572033
Missouri Regency Associates, L.L.C.	Delaware	36-4572031
Montana Associates, L.L.C.	Illinois	36-4149849
Monterey Park Leasehold Mortgage, L.L.C.	Delaware	32-0267202
Mt. Vernon Texas, L.L.C.	Delaware	35-2270167

State or other
	jurisdiction	IRS Employer
Exact name of registrant as	of incorporation or	Identification
specified in its charter	organization	Number
Newtown ALF Property, L.L.C.	Delaware	27-4083571
N.M. Bloomfield Three Plus One Limited Company	New Mexico	74-2748292
N.M. Espanola Three Plus One Limited Company	New Mexico	74-2748289
N.M. Lordsburg Three Plus One Limited Company	New Mexico	74-2748286
N.M. Silver City Three Plus One Limited Company	New Mexico	74-2748283
Northridge Arkansas, L.L.C.	Delaware	04-3835262
Norwalk ALF Property, L.L.C.	Delaware	27-4083805
Oakland Nursing Homes, L.L.C.	Delaware	36-4572018
October Associates, L.L.C.	Delaware	36-4572030
Ogden Associates, L.L.C.	Delaware	36-4412291
Ohio Aviv, L.L.C.	Delaware	36-4597043
Omaha Associates, L.L.C.	Delaware	36-4572019
Orange ALF Property, L.L.C.	Delaware	27-4083471
Orange, L.L.C.	Illinois	36-4095365
Oregon Associates, L.L.C.	Delaware	36-4572024
Peabody Associates, L.L.C.	Delaware	36-4572029
Pomona Vista L.L.C.	Illinois	36-4111095
Prescott Arkansas, L.L.C.	Delaware	04-3835264
Raton Property Limited Company	New Mexico	36-4111094
Red Rocks, L.L.C.	Illinois	36-4192351
Richland Washington, L.L.C.	Delaware	26-0081509
Riverside Nursing Home Associates, L.L.C.	Delaware	36-4340184

State or other
	jurisdiction	IRS Employer
Exact name of registrant as	of incorporation or	Identification
specified in its charter	organization	Number
Rose Baldwin Park Property L.L.C.	Illinois	36-4111092
Salem Associates, L.L.C.	Delaware	36-4572028
San Juan NH Property, L.L.C.	Delaware	11-3714511
Santa Ana-Bartlett, L.L.C.	Illinois	36-4212739
Santa Fe Missouri Associates, L.L.C.	Illinois	36-4165126
Savoy/Bonham Venture, L.L.C.	Delaware	36-4572026
Searcy Aviv, L.L.C.	Delaware	38-3779442
Skagit Aviv, L.L.C.	Delaware	36-4641209
Skyview Associates, L.L.C.	Delaware	36-4572023
Southeast Missouri Property, L.L.C.	Delaware	27-3502072
Star City Arkansas, L.L.C.	Delaware	43-2089308
Sun-Mesa Properties, L.L.C.	Illinois	36-4047650
Tujunga, L.L.C.	Delaware	36-4389732
VRB Aviv, L.L.C.	Delaware	76-0802032
Washington-Oregon Associates, L.L.C.	Illinois	36-4192347
Watauga Associates, L.L.C.	Illinois	36-4163268
Wellington Leasehold, L.L.C.	Delaware	27-3971187
West Pearl Street, L.L.C.	Delaware	81-0637081
Wheeler Healthcare Associates, L.L.C.	Texas	74-2752353
Willis Texas Aviv, L.L.C.	Delaware	37-1522942
Woodland Arkansas, L.L.C.	Delaware	04-3835266
Xion, L.L.C.	Illinois	36-4062845
Yuba Aviv, L.L.C.	Delaware	11-3750228

303 West Madison Street
Suite 2400
Chicago, Illinois	60606
(Address of principal executive offices)	(Zip code)

7 3/4% Senior Notes due 2019
and Guarantees of 7 3/4% Senior Notes due 2019
(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219

Federal Reserve Bank	San Francisco, CA 94105

Federal Deposit Insurance Corporation	Washington, DC 20429
(b)	Whether it is authorized to exercise corporate trust powers.

Yes.
2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).
1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE
     Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 27th day of April, 2011.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.

By:	/S/ M. CALLAHAN
Name:	M. CALLAHAN
Title:	VICE PRESIDENT

EXHIBIT 7
Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
of 700 South Flower Street, Suite 200, Los Angeles, CA 90017
     At the close of business December 31, 2010, published in accordance with Federal regulatory authority instructions.

Dollar Amounts
in Thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	2,000
Interest-bearing balances	151
Securities:
Held-to-maturity securities	7
Available-for-sale securities	754,025
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	70,300
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	9,168
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	1
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	856,313
Other intangible assets	216,233
Other assets	159,872

Total assets	$2,068,070

1

Dollar Amounts
in Thousands
LIABILITIES

Deposits:
In domestic offices	500
Noninterest-bearing	500
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	268,691
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	235,783
Total liabilities	504,974
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Not available
Retained earnings	438,997
Accumulated other comprehensive income	1,579
Other equity capital components	0
Not available
Total bank equity capital	1,563,096
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,563,096

Total liabilities and equity capital	2,068,070

      I, Karen Bayz, Managing Director of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.
     Karen Bayz       )      Managing Director
     We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.
Timothy Vara, President       )
Frank P. Sulzberger, MD       )       Directors (Trustees)
William D. Lindelof, MD       )

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